UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Proportional Representation Preferred Linked Stock, par value $0.0001 per share	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On April 11, 2023, Purple Innovation, Inc., a Delaware corporation (the “Company”), and Coliseum Capital Management, LLC, a Delaware limited liability company (“Coliseum”), entered into a binding memorandum of understanding (the “MOU”) in connection with the previously disclosed action entitled Coliseum Capital Management, LLC v. DiCamillo et al., C.A. No. 2023-0220-PAF (the “Action”) and contested solicitation of proxies with respect to the election of directors at the Company’s 2023 annual meeting of stockholders (the “Contested Solicitation”). The parties have agreed to work in good faith toward execution of a definitive cooperation agreement in connection with the foregoing to resolve the Action and Contested Solicitation. A copy of the MOU is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 13, 2023, the Company issued a press release addressing the MOU. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description
99.1	Memorandum of Understanding dated April 11, 2013
99.2	Press Release issued by the Company on April 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2023	PURPLE INNOVATION, INC.

	By:	/s/ Casey K. McGarvey
Casey K. McGarvey
Chief Legal Officer, Secretary

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